SEC File No. 333-192590

As filed with the U.S. Securities and Exchange Commission on June 30, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7

(Amendment No. 7)

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NGFC EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

4932

(Primary Standard Industrial Classification Code Number)

46-3914127

(I.R.S. Employer Identification Number)

45 Almeria Avenue, Coral Gables, FL 33134

Tel.: (305) 430-6103

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No.7 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-192590), initially filed by the Registrant on November 27, 2013, and subsequently amended on January 17, 2014, February 28, 2014, March 4, 2014, April 2, 2014, April 18, 2014, May 28, 2014, and declared effective by the U.S. Securities and Exchange Commission on June 12, 2014 and the Post-Effective Amendment No. 1 filed on August 29, 2014, the Post-Effective Amendment No. 2 filed on September 12, 2014 and the Post-Effective Amendment No. 3 filed on September 17, 2014 and the Post-Effective Amendment No. 4 filed on September 24, 2014 for the purpose of decreasing the Proposed Maximum Offering Price per unit from $3.00 to $0.15 and was declared effective by the U.S. Securities and Exchange Commission on October 2, 2014 and the Post-Effective Amendment No. 5 filed on January 19, 2015, the Post-Effective Amendment No. 6 filed on January 27, 2015 and was declared effective by the U.S. Securities and Exchange Commission on February 3,2015.

The Registrant is filing this Post-Effective Amendment No. 7 for the sole purpose of de-registering the unsold shares we registered with the filing of the Form S-1. We have sold 1,839,674 shares as of the closing date of this offering and therefore request to de-register the balance of 8,160,326 shares effective as of the filing date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on June 30, 2015.

NGFC Equities Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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